UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) August 23, 2013

TILLY’S, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35535	45-2164791
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 Whatney

Irvine, California 92618

(Address of Principal Executive Offices) (Zip Code)

(949) 609-5599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 28, 2013, Tilly’s, Inc. (the “Company”) issued an earnings press release for the quarterly period ended August 3, 2013. The press release is furnished as Exhibit 99.1 and is incorporated herein by reference. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02	Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

On August 23, 2013, the Company appointed Jennifer Ehrhardt to serve as its Chief Financial Officer effective September 14, 2013. Ms. Ehrhardt, 39, has been Vice President of Finance since joining the Company in May 2013. Prior to joining the Company, from May 2009 to May 2013, Ms. Ehrhardt was Vice President, Corporate Controller at The Wet Seal, Inc., a specialty retailer of fashionable and contemporary apparel and accessory items. Prior to that, Ms. Ehrhardt was with Deloitte & Touche LLP from 1996 to 2009, most recently as Senior Manager. She received a B.S. in Business Administration from Northern Kentucky University and an M.B.A. from Xavier University. Ms. Ehrhardt is a certified public accountant.

In connection with her appointment as Chief Financial Officer, the Company and Ms. Ehrhardt entered into an offer letter (the “Letter”). Pursuant to the terms of the Letter, Ms. Ehrhardt will receive an annual base salary of $300,000, and is eligible to participate in the Company’s incentive cash bonus plan (the “Bonus Plan”) on terms approved by the Board of Directors. For fiscal year 2013, the target bonus for Ms. Ehrhardt under the Bonus Plan is 30% of her annual base salary, prorated for the portion of the fiscal year she is employed by the Company. Ms. Ehrhardt is eligible to participate in the Company’s health and welfare benefit plans on the same basis as other eligible employees of the Company, including health insurance, holiday and sick days and a 401(k) plan with matching contribution. Ms. Ehrhardt’s employment is “at will” and there is not a fixed term of employment.

In connection with her initial employment with the Company, on June 3, 2013, Ms. Ehrhardt was granted 40,000 stock options to purchase shares of the Company’s Class A common stock under the Company’s 2012 Equity and Incentive Award Plan. Such options have an exercise price of $16.24 per share and vest in four equal annual installments beginning on the first anniversary of the grant date.

The Company also paid Ms. Ehrhardt a retention bonus of $75,000 on August 1, 2013 (the “Retention Bonus”), subject to a prorata clawback if Ms. Ehrhardt resigns or is terminated with cause within 24 months after August 1, 2013.

The preceding description is only a summary of the Letter’s material terms, does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Ms. Ehrhardt also entered into the Company’s standard form of Indemnification Agreement.

There are no arrangements or understandings between Ms. Ehrhardt and any other person pursuant to which Ms. Ehrhardt will be appointed Chief Financial Officer, nor is there a family relationship between any director or executive officer and Ms. Ehrhardt. As of the date of this Form 8-K, neither Ms. Ehrhardt nor any of her immediate family members is a party to any transaction with the Company that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On May 29, 2013, the Company announced that Bill Langsdorf, Senior Vice President and Chief Financial Officer, intended to retire later in 2013. Mr. Langsdorf’s retirement as the Company’s Senior Vice President and Chief Financial Officer will be effective September 13, 2013, in connection with the appointment of Ms. Ehrhardt as Chief Financial Officer.

Item 9.01 Financial	Statements and Exhibits

(d) Exhibits

10.1	Offer Letter between the Company and Jennifer Ehrhardt entered into on August 28, 2013.

99.1	Press Release of Tilly’s, Inc. dated August 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILLY’S, INC.

Date: August 28, 2013	By:	/s/ Christopher M. Lal
	Name:	Christopher M. Lal
	Title:	Vice President, General Counsel and Secretary